UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Feb 1, 2007
Date of Report (Date of earliest event reported)

Global Developments Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	98-0453932
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 510 - 999 West Hastings Vancouver, B.C.
V6C 2W2
(Address of principal executive offices)	(Zip Code)

604-685-7552
Issuer's telephone number
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 8.01   OTHER EVENTS

The attached announcement was released to the news media on Feb 1st. 2007.

GLOBAL INVESTMENT UPDATE: Aurelio Reports High Grade Drill Results from the Central Zone of the Courtland Area, Arizona

Vancouver, BC - February 1, 2007 -- Global Developments, Inc. (PINKSHEETS: GDVM), a publicly traded venture capital company, is pleased to provide the following update with respect to Aurelio Resource Corporation, a mineral exploration company in which Global holds an equity stake.

LITTLETON, Colo.--(BUSINESS WIRE)--Aurelio Resource Corporation (OTCBB:AULO - News) is pleased to report high grade copper mineralization, with additional values of silver, zinc and gold, in its first confirmation drillhole, B-81, in the center of the Courtland area as part of a multi-hole diamond drilling program of the Hill Copper Project in Arizona.

Aurelio's hole intercepted 285 feet averaging 0.94 % copper from 115 to 400 feet. This includes 145 feet averaging 28 grams of silver, 60 feet averaging 0.48% zinc, and 160 feet averaging 0.25 grams of gold. The near surface results indicate potential for open-pittable low cost mining methods.

Hole, B-81, was drilled at an angle of -60 degrees to the southwest. The object was to confirm Aurelio's results with two holes drilled nearby of two prior exploration programs of Newmont Mining and Santa Fe Mining.

Newmont's hole, NCTR-08, intersected 200 feet averaging 0.62% copper and Santa Fe's hole, number 20-34, intersected 310 feet averaging 0.37% copper.

Aurelio did diamond drilling while the previous explorers did reverse circulation drilling.

Skyline Laboratory is assaying all of Aurelio's samples. Due to the higher than expected results, check assays of 22 samples were made by another chemical laboratory, ACME, in Vancouver. In addition, Skyline Laboratory reprocessed 29 samples of the same hole to confirm their initial assay results.

The comparison of 22 assay results between Skyline and ACME labs indicates small differences and is within an acceptable range for copper assays. For copper, the overall difference is -1%. The difference between the assay results of the 29 reprocessed samples and their initial samples is 3% and is within analytical error of assay technique used by Skyline lab.

About Aurelio Resources

Aurelio Resources is a publicly traded mineral exploration company whose objective is to become a mid-tier producing company by focusing to acquire, explore and develop mineral properties. In addition to the Company's present portfolio, only advanced stage projects will be considered for acquisition. Target sizes of future acquisition are focused only on projects with 'world-class' deposit potential of > 1 million oz. Au, > 50 million oz. Ag or 0.5 billion lb. Cu. For more information, please visit their website at www.aurelioresources.com.

About Global Developments

Global Developments, Inc. is a publicly traded venture capital company. It was formed to create a unique investment vehicle representing a growing portfolio of innovative and emerging growth-oriented companies. Global acquires its portfolio companies either as wholly or partially owned subsidiaries, or as an investment where Global is the lead investor. As a result, Global maintains substantial management and operational control, thereby giving it the ability to provide significant oversight and guidance in building value and creating liquidity events for its shareholders. Global invests in companies with solid management, operational excellence, and the potential to grow substantial revenue streams.

Please visit http://www.globaldevelopmentsinc.com for more information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Developments Inc.

Date: Feb 1st, 2007	By:	/s/ John D. Briner
President